Exhibit 21
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SUBSIDIARIES OF REGISTRANT

                             Subsidiary Name                                     State of Incorporation
                             -----------------------------------------------     -----------------------------------

(1)                          National Enquirer, Inc.                                          Florida

(2)                          Weekly World News, Inc.                                          Florida

(3)                          Distribution Services, Inc.                                      Delaware

(4)                          SOM Publishing, Inc.                                             Florida

(5)                          NDSI, Inc.                                                       Delaware

(6)                          Star Editorial, Inc.                                             Delaware

(7)                          Country Weekly, Inc.                                             Delaware

(8)                          FrontLine Marketing, Inc.                                        Delaware

(9)                          Globe Communications Corp.                                       Delaware



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